Exhibit 99.1

❖MESTEK, INC.

260 North Elm Street Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed

(413) 568-9571

Westfield Massachusetts

August 29, 2006

Mestek, Inc. (the “Company”) today announced that, at today’s annual meeting of the shareholders, shareholders approved amendments to the Company’s Articles of Incorporation resulting in a 1-for-2,000 reverse split of the Company’s issued and outstanding shares of common stock, which will have the effect of cashing out those shareholders holding fewer than 2,000 shares at a price of $15.24 per share, followed by a 2,000-for-1 forward stock split to restore share balances for those who held 2,000 or more pre-split shares.

The purpose of the reverse split and cash payment in lieu of fractional share is to reduce the number of the Company’s shareholders of record to below 300. This, in turn, will permit the Company to deregister its securities under the Securities Exchange Act of 1934 (the “1934 Act”), and terminate its obligations to file annual, quarterly, and other current reports with the Securities Exchange Commission. The Company intends to file for termination of such registration on Form 15 as soon as practicable.

As a result of this transaction the Company will no longer be listed on the New York Stock Exchange. The Company expects that a market may exist for the sale or purchase of its common stock facilitated by the stock quotation service known as the “Pink Sheets”. People seeking more information on this should contact a registered stock broker.

The Company intends that a majority of its Board of Directors, Audit Committee and Compensation Committee will consist of independent directors. The Company also intends to provide each of its shareholders with quarterly and annual financial reports, similar in general content to, but not necessarily in as great detail or in the same format as, the reports required by the 1934 Act.

John E. Reed, Chairman and CEO of the Company, indicated as follows:

“We have given much consideration to the increased costs of remaining a public, reporting company, the time spent by senior management on corporate governance issues relating to being a public company and the lack of our Company having had the need, to any significant degree, to utilize the benefits of being a public company, such as access to public equity or debt markets or the use of Company marketable securities as currency for acquisitions or incentive plans. These considerations have lead us to believe that “going private” will be most beneficial for the Company and its shareholders and we are pleased with the outcome of today’s shareholder vote, in which an overwhelming majority of both the issued and outstanding shares and those voting who are unaffiliated with management and the controlling ownership of the Company supported the transaction.

We appreciate all of the work of the Special Committee and the Board of Directors as a whole as well as senior management of the Company to ensure that this transaction is in the best interests of the Company and all of its constituents, most importantly, its shareholders.”

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Mestek to control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Mestek’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Mestek (or entities in which Mestek has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Mestek undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.